EXHIBIT 10.47
                                                                   -------------


                              LEASE AMENDMENT NO. 4
                            AND SETTLEMENT AGREEMENT


     THIS LEASE AMENDMENT NO. 4 AND SETTLEMENT AGREEMENT (this "Agreement") is made as of the 25th day of October, 2000, by and between AIRPORT ASSOCIATES, a New Jersey general partnership ("Landlord"), and VIVUS, INC., a Delaware corporation ("Tenant").

                                    RECITALS:

     WHEREAS, Landlord and Tenant are parties to a certain Lease dated as of January 1, 1997 (the "Original Lease"), as amended by Lease Amendment No. 1 dated as of February 15, 1997 (the "First Amendment"), Lease Amendment No. 2 dated as of July 24, 1997 (the "Second Amendment"), and Lease Amendment No. 3 dated as of July 24, 1997 (the "Third Amendment") (the Original Lease, as amended by the First Amendment, Second Amendment and Third Amendment, is hereinafter referred to as the "Lease"); and

     WHEREAS, the initially capitalized terms used, but not defined, in this Amendment shall have the same meanings as the terms defined in the Lease, directly or by cross-reference, unless the context requires otherwise; and

     WHEREAS, Tenant has made certain Alterations to the Premises described in the drawings listed on Exhibit A attached hereto (the "Subject Alterations"); and

     WHEREAS, Landlord made a demand on Tenant to provide the Removal Security for the Subject Alterations; and

     WHEREAS, a dispute arose between Landlord and Tenant regarding the Removal Security for the Subject Alterations; and

     WHEREAS, Landlord instituted an action against Tenant in the Superior Court of New Jersey, Chancery Division (the "Court"): Ocean County venue bearing Docket No.: C-225-98 (the "Litigation"); and

     WHEREAS, an Order was entered by the Court in the Litigation which provided for the Landlord and Tenant to arbitrate their dispute and dismissed the Litigation; and

     WHEREAS, in lieu of submitting the dispute between Landlord and Tenant regarding the Removal Security for the Subject Alterations to arbitration as permitted pursuant to the Lease and Court Order, Landlord and Tenant have reached an agreement with respect to the Removal Security for the Subject Alterations and certain other matters, as set forth below in this Agreement;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, Landlord and Tenant agree as follows:

     1. Landlord and Tenant agree that the amount of the Removal Security for the Subject Alterations shall be $3,324,143.00.

     2. Simultaneously with the execution of this Agreement, Tenant shall deliver to and deposit with Landlord the Removal Security set forth in Paragraph 1 consisting of an irrevocable standby letter of credit, substantially in the form of Exhibit B attached hereto and incorporated herein (such letter of credit and any replacement or additional letters of credit are hereinafter referred to as the "Letter of Credit"). Any additional Letter of Credit that may be delivered to Landlord as Removal Security in connection with future Alterations shall also be substantially in the form of Exhibit B. With respect to the initial Letter of Credit, and any replacement or additional Letter of Credit, Tenant and Landlord agree as follows:

     (a) Any Letter of Credit shall have a stated duration of and shall be effective for a period of not less than one (1) year.

     (b) If any Letter of Credit is scheduled to expire prior to one (1) month after the later of: (i) the expiration of the Term of the Lease, plus any Renewal Terms; (ii) the expiration of any Deferral Period (as defined below); or
(iii) the expiration of any Completion Period (as defined below), Tenant shall deliver to Landlord a replacement Letter of Credit no later than thirty (30) days prior to the expiration date of the expiring Letter of Credit, and if Tenant fails to do so, Landlord may draw the entire amount of the expiring Letter of Credit, less any sums previously paid out of the expiring Letter of Credit, and hold the proceeds (the "Expiration Proceeds") in cash as Removal Security until such time as Tenant provides Landlord with a replacement Letter of Credit, or Landlord expends any portion of the Expiration Proceeds to perform any Restoration (as defined below). Any such cash proceeds that are not expended on Restoration shall be deposited with a financial institution selected by Landlord and satisfactory to Tenant, in its reasonable judgment, in a segregated, interest-bearing account, labeled "VIVUS Removal Security Account," and shall be held in trust for the purposes set forth herein and in the Lease. Any replacement Letter of Credit shall be in the same amount as the Expiration Proceeds, less any amounts expended by Landlord to perform any Restoration, and shall contain the same conditions as the expiring Letter of Credit. Upon delivery of the replacement Letter of Credit to Landlord, Landlord shall surrender the entire amount of the Expiration Proceeds, together with all interest accrued thereon, less any amounts expended by Landlord to perform any Restoration, to Tenant or Tenant's designee(s).

     (c) If the issuer of the Letter of Credit shall admit in writing its inability to pay its debts generally as they become due, or shall file a petition or otherwise become a debtor in bankruptcy or take advantage of or become subject to any insolvency, reorganization, receivership or similar laws or remedies, or shall consent to or be subject to the appointment of a receiver or a conservator of itself or the whole or any substantial part of its property, or shall file a petition or answer seeking reorganization or arrangement under the United States Bankruptcy Code, or shall have a receiver or conservator appointed or shall become subject to operational supervision by any Federal or State regulatory authority, then Tenant within thirty (30) days after written demand by Landlord shall obtain a replacement Letter of Credit from another financial institution satisfactory to Landlord, in its reasonable judgment.

     (d) If the Tenant shall become a debtor or debtor in possession in any bankruptcy case under the United States Bankruptcy Code or shall be subject to any receivership or insolvency proceeding, including but not limited to an assignment for the benefit of creditors, Tenant acknowledges that any Letter of Credit provided to the Landlord under the Lease or this Agreement is not and shall not constitute property of the estate under 11 U.S.C. ss. 541 and/or similar provisions under State receivership, assignment for the benefit of creditors and/or other insolvency laws or proceedings. Additionally, Tenant acknowledges that any draw on any Letter of Credit will not be subject to 11 U.S.C. ss. 362 (a) or constitute a preference or fraudulent conveyance under 11 U.S.C. ss.ss. 547, 548 or otherwise be prohibited by 11 U.S.C. ss.ss. 549, 550 or any other applicable State receivership, assignment for the benefit of creditors and/or other insolvency laws or proceedings. Tenant also acknowledges that in the event that it shall become a debtor or debtor in possession under the United States Bankruptcy Code, receivership, assignment for the benefit of creditors and/or other insolvency laws or proceedings, it shall timely perform all obligations under the Lease and this Agreement, and any amendments thereto arising from and after the order for relief, until the Lease, this Agreement and any amendments thereto are assumed or rejected as required by 11 U.S.C. ss. 365
(d) (3), as well as all other duties and performances required of a debtor and/or debtor in possession under the Bankruptcy Code without prejudice to any and all other rights, claims, remedies and interests the Landlord may possess.

     3. Notwithstanding the provisions of the first sentence of Section 9.4 and the first sentence of Section 18 of the Lease, Landlord and Tenant agree as follows with respect to any Alterations:

     (a) If (i) no Event of Default shall have occurred and be continuing, and
(ii) prior to the scheduled expiration date of the Term, including any Renewal Term (the "Expiration Date"), Landlord shall not have entered into one or more leases for the Premises (each, a "New Lease"), Tenant may defer its obligations to remove the Alterations, repair any damage caused by such removal, and restore the portion of the Premises in question to substantially its condition immediately preceding the construction of such Alterations (collectively the "Restoration") for a period not to exceed six (6) months from and after the Expiration Date (the "Deferral Period"), provided that: (A) at least sixty (60) days prior to the Expiration Date, Tenant shall give Landlord written notice that Tenant desires to so defer its Restoration obligations; (B) Tenant shall pay to Landlord, in consideration of each one (1) month (or part thereof) period during the Deferral Period, and any subsequent period until the delivery to Landlord of Tenant's Initial Completion Notice (as defined in Section 3(g) below) (the "Initial Completion Period"), in advance on the first day of each one (1) month period during the Deferral Period and the Initial Completion Period (except that the first such payment shall be paid by Tenant together with Tenant's notice described in clause (A)) an amount equal to two (2) times Tenant's monthly rent, taxes, assessments and other charges, as defined in Sections 2 and 5.1 of the Lease, and (C) except as otherwise provided to the contrary in this Agreement, during the Deferral Period and any subsequent Completion Period Tenant shall be responsible for complying with all obligations required to be complied with during the Term and any Renewal Term (except that Tenant's payment obligations under Sections 2 and 5.1 of the Lease during the Deferral Period and any subsequent Completion Period shall be as set forth in clause (B) above). In no event shall the Initial Completion Period extend beyond six months from the expiration of the Deferral Period. In the event Tenant fails to deliver Tenant's Initial Completion Notice (as defined in Section 3(g) below) within six months from the expiration of the Deferral Period, Tenant shall be deemed a hold over tenant in accordance with Section 18 of the Lease from that date until the date Landlord receives Tenant's Initial Completion Notice. Notwithstanding the provisions of Section 18 of the Lease, Tenant shall not be deemed to be a holdover tenant, and shall not be liable for holdover damages pursuant to
Section 18, during the Deferral Period, any subsequent Completion Period and the Arbitration Period (as defined below). Tenant may, at its option, perform any or all of its Restoration obligations during the Deferral Period.

     (b) If on or before the expiration of the Deferral Period, Landlord enters into a New Lease that does not expressly require or permit the Landlord to maintain any or all Alterations in place, Tenant shall promptly (and in any case within six (6) months after receipt of written notice from Landlord) perform its Restoration obligations with respect to such Alterations set forth in Landlord's notice to Tenant. In the event Tenant fails to perform its Restoration obligations with respect to such Alterations within such time limit, then Landlord shall be authorized to draw on the Letter of Credit in an amount sufficient to perform any Restoration obligations that Tenant has failed to perform, subject to the provisions of this Section 3.

     (c) If, prior to the Expiration Date or the expiration of the Deferral Period, Landlord shall enter into a New Lease, pursuant to which Landlord is expressly required or permitted to maintain any or all Alterations in place (the "Designated Alterations"), then, in that event, Landlord shall promptly provide Tenant with written notice (the "Notice of New Lease") and a copy of the relevant portions of the New Lease, and Tenant shall not be required to remove the Designated Alterations, shall relinquish the Designated Alterations in place and shall, without further action, release to Landlord all right, title and interest in and to such Designated Alterations. Tenant shall have no liability to Landlord for the reinstallation of any Designated Alterations that were removed by Tenant prior to receipt of a Notice of New Lease. Nothing in this subsection shall impact Tenant's obligations under the Lease and this Agreement to remove all Alterations other than the Designated Alterations.

     (d) Notwithstanding anything to the contrary contained in this Agreement, if, upon the expiration of the Deferral Period, Landlord has not entered into a New Lease pursuant to which Landlord is expressly required or permitted to maintain in place some or all Alterations, Tenant agrees that it shall, within six (6) months after the expiration of the Deferral Period, at its sole expense, perform the Restoration. In the event Tenant fails to complete the Restoration within such time limit, then Landlord shall be authorized to draw on the Letter of Credit in an amount sufficient to perform any Restoration obligations that Tenant has failed to perform, subject to the provisions of Section 3(g) below.

     (e) Notwithstanding anything to the contrary herein contained, any New Lease shall be on terms acceptable to Landlord in its sole and absolute discretion, and Landlord shall have no obligation to attempt to negotiate the terms of any New Lease which would expressly require or permit the maintenance of some or all Alterations in place, and Landlord shall have no liability whatsoever to Tenant if Landlord shall not enter into a New Lease or if a New Lease shall not expressly require or permit the maintenance in place of some or all Alterations.

     (f) Notwithstanding anything to the contrary herein contained, on or before the Expiration Date, Tenant shall remove from the Premises, in the manner required by the Lease, all trade fixtures, equipment and personalty of Tenant. From and after the Expiration Date, Tenant shall have no right to occupy the Premises or any part thereof, or any similar possessory rights, except as otherwise provided herein. After the Expiration Date, Tenant shall be granted access to the Premises solely for the purpose of performing the Restoration and conducting any inspections permitted pursuant to this Agreement.

     (g) Upon the completion by Tenant of whatever Restoration obligations it reasonably believes are required pursuant to the Lease and this Agreement, Tenant shall promptly notify Landlord in writing of such completion ("Tenant's Initial Completion Notice"). Within fifteen (15) days of Landlord's receipt of Tenant's Initial Completion Notice, Landlord shall either notify Tenant in writing of any required Restoration obligations that it believes have not yet been performed (the "Deficiency Notice"), or shall notify the issuer of the Letter of Credit that the Letter of Credit is to be released in its entirety. If within fifteen (15) days of Tenant's receipt of a Deficiency Notice, Landlord and Tenant are unable to agree in writing on the scope and identity of any additional Restoration obligations, Landlord and Tenant shall submit the issue to arbitration in accordance with the procedures set forth in Section 3(i) below. During the pendency of the arbitration, Landlord shall have the right to draw on the Letter of Credit in an amount sufficient to perform the Restoration obligations identified in the Deficiency Notice; provided, however that if the arbitration panel subsequently determines that Tenant was not required to perform all or a portion of the Restoration obligations identified in the Deficiency Notice, and that the full amount of the Letter of Credit proceeds exceeds the estimated cost of the Restoration work that was required to be performed, then Landlord shall, within ten (10) days of the issuance of the arbitration panel's determination, submit to Tenant by wire transfer or by certified or bank check an amount equal to that portion of the Letter of Credit proceeds that the panel estimates are attributable to the portion of the Restoration obligations that the arbitrators determined were not required. Upon submission of the issue to arbitration, Tenant shall then have no further access to the Premises, except that Tenant and a contractor and/or licensed architect chosen by Tenant shall be granted reasonable access to the Premises for the sole purpose of inspecting the Premises in order to prepare a report regarding the nature, status and scope of Tenant's Restoration. In the event the arbitration panel determines that Tenant is required to perform some or all of the Restoration obligations identified in the Deficiency Notice, then Tenant shall promptly commence such additional Restoration work within thirty (30) days of Tenant's receipt of a copy of the arbitration panel's determination, and shall make reasonable efforts to complete all additional Restoration work within four
(4) months of the date of Tenant's receipt of a copy of the arbitration panel's determination (the "Additional Completion Period"). If the cost of such additional Restoration work is estimated by the arbitrators to exceed 5% of the total amount of Removal Security posted by Tenant, then Tenant shall pay to Landlord, within thirty (30) days of Tenant's receipt of a copy of the arbitration panel's determination, an amount equal to the monthly payments provided for in Sections 2 and 5.1 of the Lease allocable to the period commencing thirty (30) days after the delivery to the Landlord of Tenant's Initial Completion Notice and ending thirty (30) days after Tenant's receipt of a copy of the arbitration panel's determination (the "Arbitration Period"); provided, however, that if Landlord enters into a new lease prior to the expiration of that period for all or some portion of the Premises, Tenant's obligation to make such monthly payments attributable to the square footage covered by the new lease shall cease on the date Landlord first receives rent under such new lease. Tenant shall be obligated to make monthly payments to Landlord in accordance with Section 3(a)(B) of this Agreement from the date the Arbitration Period expires until the delivery of a written notice by Tenant to Landlord ("Tenant's Additional Completion Notice") stating that such additional work has been completed; provided, however, that if Landlord enters into a new lease prior to the expiration of the Additional Completion Period for all or some portion of the Premises, Tenant's obligation to make such monthly payments attributable to the square footage covered by the new lease shall cease on the date Landlord first receives rent under such new lease. Upon receipt by Landlord of Tenant's Additional Completion Notice, the parties shall follow the same procedures as are set forth above in this Section 3(g) with respect to Tenant's Initial Completion Notice.

     (h) Landlord agrees that it shall use reasonable efforts to complete all Restoration obligations assumed by it within six (6) months of the date of the Deficiency Notice. Upon the completion by Landlord of any Restoration obligations, Landlord shall promptly notify Tenant in writing of such completion ("Landlord's Completion Notice"), and shall set forth in such notice an itemized list of each element of the Restoration work that was performed by or on behalf of the Landlord and the actual cost expended by the Landlord on each such element. Upon receipt of Landlord's Completion Notice, Tenant and a contractor and/or licensed architect chosen by Tenant shall be granted reasonable access to the Premises for the sole purpose of inspecting and evaluating the nature, status and scope of the Restoration obligations performed by or on behalf of the Landlord. Within thirty (30) days of the receipt of Landlord's Completion Notice, Tenant may object in writing to the reasonableness of the cost of the Restoration work performed by Landlord. If, within fifteen (15) days of Landlord's receipt of Tenant's objection, Landlord and Tenant are unable to agree on the reasonableness of the cost of Landlord's Restoration work, Landlord and Tenant shall submit the issue to arbitration in accordance with the procedures set forth in Section 3(i) below. In the event the arbitration panel determines that the reasonable cost of the Restoration work performed by Landlord is less than the actual cost expended as identified in Landlord's Completion Notice, and that the full amount of the Letter of Credit proceeds exceeds the reasonable cost of the Restoration work performed by Landlord, then Landlord shall, within ten (10) days of the issuance of the arbitration panel's determination, submit to Tenant by wire transfer or by certified or bank check an amount equal to the portion of the Restoration costs that the arbitrators determined were not reasonable. In the event the arbitration panel determines that the full amount of the Letter of Credit proceeds does not exceed the reasonable cost of the Restoration work performed by Landlord, then, under
Section 18 of the Lease, Tenant shall only be obligated to pay Landlord an amount equal to the difference between the reasonable cost of the Restoration work performed by Landlord and the full amount of the Letter of Credit proceeds.

     (i) If within fifteen (15) days of: (i) Tenant's receipt of a Deficiency Notice under Section 3(g) hereof, or (ii) Landlord's receipt of an objection to Landlord's Completion Notice under Section 3(h) hereof, Landlord and Tenant are unable to agree in writing, then within ten (10) days after that date, Landlord and Tenant shall each select a single arbitrator who shall have at least ten
(10) years experience in the construction of commercial warehouse, assembly and manufacturing buildings in the Central New Jersey area. Within fifteen (15) days thereafter, the two selected arbitrators shall select a third arbitrator, and all three arbitrators shall constitute the panel of arbitrators. If the two arbitrators selected by Landlord and Tenant fail to agree upon and appoint a third arbitrator within such fifteen (15) day period, then the parties shall immediately contact the American Arbitration Association ("AAA") in writing and request that the AAA appoint the third arbitrator within twenty (20) days of the AAA's receipt of such written request. None of the arbitrators shall have been affiliated with, or ever worked with or been hired by, either the Landlord or the Tenant. Within fifteen (15) days of the selection of the first two arbitrators, the parties shall agree on a written discovery schedule. The discovery schedule shall provide that all discovery, including expert discovery, shall be completed within thirty (30) days of the date of the schedule. The determination of the arbitration panel shall be limited solely to: (i) in the case of a reference pursuant to Section 3(g) of this Agreement, the issue of whether under the Lease and this Agreement Tenant is required to perform any or all of the Restoration obligations identified in the Deficiency Notice, and (ii) in the case of a reference pursuant to Section 3(h) of this Agreement, the issue of the reasonableness of the cost of the Restoration work performed by Landlord. The arbitration panel shall hold a hearing within thirty (30) days of the discovery deadline, and shall require submission of such further information as the panel, in its sole discretion, determines to be necessary. Within five (5) business days of the hearing, the arbitration panel shall inspect the Premises, and shall issue its determination in writing to both parties within thirty (30) days of the inspection. The determination by the arbitration panel shall be binding upon Landlord and Tenant. Each party shall bear the cost of its arbitrator, experts and attorneys. The cost of the third arbitrator, and any other fees and expenses incurred in connection with the arbitration, shall be paid by Landlord and Tenant equally.

     (j) Landlord shall not be entitled to draw on the Letter of Credit unless either: (a) Tenant has failed timely to renew the expiring Letter of Credit in accordance with the provisions of Section 2(b) of this Agreement; or (b) Tenant has failed to perform its Restoration obligations under the Lease and this Agreement, and the cash Removal Security, if any, held by Landlord is not sufficient to cover the damages likely to be incurred by Landlord as a result of such failure. In the event Landlord is entitled to draw on the Letter of Credit, Landlord shall only be entitled to draw up to the net amount required by Landlord to perform that portion of the Restoration work that Tenant failed to perform, after application by Landlord of any cash security deposit (provided such cash security deposit is not required to cure any other default by Tenant) or cash Removal Security (including accrued interest) held by Landlord.

     (k) Landlord agrees that upon the submission of any documentation to the issuer of the Letter of Credit, Landlord shall simultaneously provide copies of all such documentation to Tenant.

     (l) Any proceeds of the Letter of Credit held by Landlord that are not expended on Restoration pursuant to the terms hereof shall be promptly delivered to Tenant after the Restoration is complete.

     4. (a) The parties agree that the Superior Court of New Jersey shall have exclusive jurisdiction over any subsequent proceeding arising out of, or relating to, the enforcement of this Agreement, and the parties consent to venue in Ocean County, New Jersey. The laws of the State of New Jersey shall govern and apply to such subsequent proceeding, without regard to any conflict of laws provision.

     (b) Each of the parties to this Agreement represents and warrants to and agrees with each other party hereto as follows:

                  (i) Each party has received independent legal advice from its attorneys with respect to the advisability of executing this Agreement.

                  (ii) No party, officer, agent, employee, representative or attorney of or for any party, has made any statement or representation to any other party regarding any fact relied upon in entering into this Agreement, nor does any party rely upon any statement, representation or promise of any other party, officer, agent, employee, representative or attorney of or for any other party in executing this Agreement, except as expressly stated in this Agreement.

                  (iii) Each of the individuals executing this Agreement on behalf of their respective entities is empowered to do so and thereby binds such respective entity.

     (c) Except as modified hereby, the Lease is hereby ratified and shall remain in full force and effect in accordance with its terms. In the event of any conflict between the terms of this Agreement and the Lease, the terms of this Agreement shall control. Landlord and Tenant each represent to the other that to the best of its knowledge neither party is in default of its obligations under the Lease as of the effective date of this Fourth Amendment. This Fourth Amendment shall become effective and binding upon the parties as of the date both Landlord and Tenant have executed this Fourth Amendment.


     IN WITNESS WHEREOF, Landlord and Tenant have executed this Agreement as of the day and year first above written.

                                         LANDLORD:

WITNESS:                                 AIRPORT ASSOCIATES

/s/ June Langebin                        By: /s/ Edmund Bennett, Jr.
----------------------------                 ---------------------------------
Name: June Langbein                          Edmund Bennett, Jr., Partner

WITNESS:

/s/ June Langebin                        By: /s/ Edmund Bennett, Jr.
----------------------------                 ---------------------------------
Name: June Langbein                          Ronald Bennett, Jr., Partner

                                                     TENANT:

ATTEST:                                     VIVUS, INC.

/s/ Lori Forrest                         By: /s/ Guy P. Marsh
----------------------------                 ---------------------------------
Name: Lori Forrest                           Name: Guy P. Marsh
Title: Assistant Corporate                   Title: Vice President and General
       Controller                                   Manager

                                    EXHIBIT A

                               SUBJECT ALTERATIONS

Hand Delivered: Project Manual #96-081, dated 4/9/97 - 745 Airport Road, Lakewood, NJ

Drawings as listed:

Drawings      Issued       Revisions      Revisions     Revisions
--------      ------       ---------      ---------     ---------
LA.1          4/23/97       6/12/97        7/24/97
4A.1          4/29/97       6/12/97        6/20/97       7/14/97        8/11/97
4A.2          4/29/97       6/12/97        6/20/97       7/14/97
4A.3          4/29/97       6/12/97
4A.4          4/29/97       6/12/97        7/31/97       8/11/97        9/8/97
4A.5          4/29/97       6/12/97
4A.6          4/29/97       6/12/97        6/20/97       6/23/97        7/14/97
4A.7          4/29/97       6/12/97        7/9/97
4A.8          4/29/97       6/12/97        7/3/97
4A.9          6/28/97       8/11/97
4A.10         6/28/97

4S.1          3/19/97       4/21/97
4S.2          3/19/97       4/21/97        4/27/97
4S.3          3/19/97       4/21/97        4/27/97

FP.1          5/6/97

4PO.1         4/29/97       5/5/97         5/27/97       6/6/97
4P1.0         4/29/97       6/9/97         6/20/97       7/2/97
4P1.1         4/29/97       6/9/97         6/20/97       7/1/97
4P1.2         4/29/97       6/9/97         9/20/97
4P2.0         4/29/97       6/9/97         6/20/97       7/2/97
4P2.1         4/29/97       6/9/97         6/20/97       7/1/97
4P3.0         4/29/97
4P3.1         4/29/97       6/9/97         6/27/97       7/2/97
4P4.0         4/29/97

4HVAC.1       4/29/97
4HVAC1.1      4/29/97       6/12/97        7/15/97
4HVAC1.2      4/29/97       6/12/97
4HVAC2.1      4/29/97       6/12/97
4HVAC2.2      4/29/97       6/12/97
4HVAC3.1      4/29/97
4HVAC3.2      4/29/97
4HVAC3.3      4/29/97
4HVAC4.1      4/29/97       6/12/97        7/15/97
4HVAC4.2      4/29/97       6/12/97
4HVAC5.1      4/12/97       6/12/97        7/15/97

4E.1          4/29/97       6/12/97
4E.2          4/29/97       9/12/97
4E.3          4/29/97       6/12/97        8/27/97
4E.4          4/29/97       6/12/97        8/27/97
4E.5          4/29/97       8/27/97
4E.7          4/29/97       6/12/97        8/27/97
4E.8          4/29/97       6/12/97        8/27/97

Hand Delivered: Project Manual #96-081, dated 3/20/97 - 735 Airport Road, Lakewood, NJ

Drawings as listed:

Drawings      Issued       Revisions      Revisions     Revisions
--------      ------       ---------      ---------     ---------
3A.1          5/23/97       6/23/97
3A.2          5/7/97        6/23/97
3A.3          5/7/97        6/23/97
3A.4          5/7/97        6/23/97
3A.5          5/7/97        6/23/97
3A.6          5/13/97       6/23/97        9/8/97
3A.7          5/7/97        6/23/97
3A.8          5/13/97       6/23/97        7/3/97

3D.1          5/13/97

3P0.1         7/23/97       7/31/97
3P1.0         7/23/97       5/27/97        6/9/97        7/31/97
391.1         7/23/97       5/27/97        6/9/97        7/31/97
3P1.1         7/23/97       5/27/97        6/9/97        8/19/97        9/16/97
3P2.0         7/23/97       7/31/97
3P2.1         7/23/97       7/31/97
3P2.2         7/23/97       7/31/97
3P3.0         7/23/97       7/31/97
3P3.1         7/23/97       7/31/97
3P4.0         7/23/97

3HVAC0.1      5/21/97       5/21/97
3HVAC1.1      5/21/97       7/15/97
3HVAC1.2      5/21/97       5/21/97
3HVAC2.1      5/21/97       7/15/97
3HVAC2.2      5/21/97       7/15/97
3HVAC3.1      5/21/97
3HVAC3.2      5/21/97       7/15/97
3HVAC3.3      5/21/97
3HVAC4.1      5/21/97       7/15/97
3HVAC4.2      5/21/97       7/15/97
3HVAC5.1      5/21/97       7/15/97

3E.1          5/7/97        8/12/97
3E.2          5/7/97        8/12/97
3E.4          5/7/97        8/12/97
3E.5          5/7/97        8/12/97
3E.6          5/7/97        8/12/97
3E.7          5/7/97        8/12/97
3E.8          5/7/97        8/12/97
3E.9          5/7/97        8/12/97

                                                                       EXHIBIT B
                                                                       ---------

                                 BANK OF AMERICA

                    IRREVOCABLE STANDBY LETTER OF CREDIT NO.


Date of Issue:    October 25, 2000

Applicant:        VIVUS, Inc.
                  1172 Castro Street
                  Mountain View, CA 94040

AMOUNT:           $3,324,143.00

BENEFICIARY:      Airport Associates
                  1245 Airport Road
                  Lakewood, New Jersey 08701

     At the request and for the account of Vivus, Inc. (the "Account Party") we hereby establish in your favor our irrevocable standby Letter of Credit No.
       ("Letter of Credit") in the aggregate amount of THREE MILLION THREE HUNDRED TWENTY FOUR THOUSAND ONE HUNDRED FORTY THREE DOLLARS ($3,324,143.00).

     We are advised that this Letter of Credit is issued with respect to that certain Lease Agreement dated as of January 1, 1997, as the same has been and may in the future be amended, between you, as Landlord, and the Account Party, as Tenant. Said Lease Agreement, and any amendments or modifications thereof, is hereinafter referred to as the "Lease".

     Funds under this Letter of Credit are available to you by wire transfer of funds to an account or accounts designated by you within one (1) business day after presentation of the following documents at our office at 333 S. Beaudry, 19th Floor, Mail Code: CA9-703-19-23, Los Angeles, Ca 90017 Attn: Standby Letter of Credit Dept. in person, or by delivery by a reputable overnight courier, prior to the close of business on the expiration date set forth below:

     1. Your sight draft drawn on us in an amount not exceeding the amount of this Letter of Credit (less sums previously paid by us hereunder) executed by the person executing the Certification (as defined below) and bearing the number of this Letter of Credit; and

     2. A written certification (the "Certification") executed by a natural person, specifically certifying that: (a) such person is your duly authorized representative; (b) pursuant to the Lease, Landlord is entitled to draw on this Letter of Credit; (c) the amount available to be drawn under this Letter of Credit by you; and (d) the wire transfer instructions for the account or accounts designated by you to which the funds drawn under this Letter of Credit are to be delivered.

     The amount available to be drawn under this Letter of Credit shall be irrevocably reduced by the amount of each draw hereunder.

     The expiration of this Letter of Credit is February 15, 2002, but such expiration date shall be automatically extended without amendment for a period of one (1) year from the present expiration date and any future expiration dates, but in no event later than August 31, 2013, unless, at least 60 days before any expiration date, we notify you by registered mail or overnight courier service at the above address, that this letter of credit is not extended beyond the current expiration date.

     This Letter of Credit may be drawn upon in one or more drafts not exceeding, in the aggregate, the amount available hereunder.

     We hereby issue this Letter of Credit in your favor, and we hereby undertake to honor all drafts drawn under and in compliance with the terms of this Letter of Credit.

     This Letter of Credit shall be governed by and construed in accordance with the Uniform Customs and Practices for Documentary Credits (1993 revision) International Chamber of Commerce Publication 500.


                                           BANK OF AMERICA, N.A.


                                           By: /s/ Lawrence Banales
                                                 Authorized Signature

                                           By: /s/ Michael Boriboon
                                                 Authorized Signature